UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: March 5, 2015

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation or organization)

Commission File Number: 1-13167

IRS Employer Identification No.: 74-1611874

15011 Katy Freeway, Suite 800 Houston, Texas, 77094	(281) 749-7800
(Address of Principal Executive Offices)	(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 5, 2015, Atwood Oceanics, Inc., as guarantor (the “Company”), and Atwood Offshore Worldwide Limited, as borrower (the “Borrower”), entered into a Second Amendment to Amended and Restated Credit Agreement (the “Amendment”) with the lenders and the issuing lender party thereto and Nordea Bank AB, London Branch, as administrative agent, which amends the Amended and Restated Credit Agreement, dated as of April 10, 2014 (the “Credit Agreement”). The Amendment, among other things, (i) extends the maturity with respect to $1,175,000,000 of the total $1,550,000,000 of commitments under the Credit Agreement to May 2019 and (ii) amends the maximum leverage ratio upwards to 4.50:1.00 through December 31, 2017, after which period the maximum leverage ratio will revert back to 4.00:1.00 through maturity.

For a description of the other terms of the Credit Agreement, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Revolving Credit Facility” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2014, which description is incorporated herein by reference.

This description of the Amendment and the Credit Agreement is a summary only and is qualified in its entirety by the full and complete terms of the Amendment, which is attached as Exhibit 10.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Second Amendment to Amended and Restated Credit Agreement, dated as of March 5, 2015, by and among Atwood Oceanics, Inc., Atwood Oceanics Worldwide Limited, the lenders and the issuing lender party thereto and Nordea Bank AB, London Branch, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.

By:	/s/ Walter A. Baker
Walter A. Baker
Senior Vice President, General Counsel and Corporate Secretary

Date: March 6, 2015